                                                                EXHIBIT 11
                                                                Page 1 of 2


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                        Three Months        Six Months
                                       Ended June 30,     Ended June 30,
                                     -----------------   ----------------
                                       1994      1993     1994      1993
                                     --------  -------   -------  -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle                $18,937  $28,093   $42,656  $47,488
Preferred stock dividends              (3,953)    -       (7,906)    -
                                      -------  -------   -------  -------

Income before cumulative
  effect of change in
  accounting principle
  applicable to common shares          14,984   28,093    34,750   47,488
Cumulative effect of change
  in accounting principle                -        -         -       2,665
                                      -------  -------   -------  -------
Net income applicable to
  common shares                       $14,984  $28,093   $34,750  $50,153
                                      =======  =======   =======  =======

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common
  shares                               96,310  104,875    96,274  104,875
Equivalent common shares
  from stock options                      129     -          197     -
                                      -------  -------   -------  -------
Common and common equivalent
  shares                               96,439  104,875    96,471  104,875
                                      =======  =======   =======  =======
EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle                $  0.16  $  0.27   $  0.36  $  0.45
Cumulative effect of change
  in accounting principle                 -        -         -       0.02
                                      -------  -------   -------  -------
Net income per common and
  common equivalent shares            $  0.16  $  0.27   $  0.36  $  0.47
                                      =======  =======   =======  =======

                                                                EXHIBIT 11
                                                                Page 2 of 2

                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS

                                        Three Months        Six Months
                                       Ended June 30,     Ended June 30,
                                     -----------------   ----------------
                                       1994      1993     1994      1993
                                     --------  -------   -------  -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle                $18,937  $28,093   $42,656  $47,488
Cumulative effect of change
  in accounting principle                -        -         -       2,665
                                      -------  -------   -------  -------
Net income applicable to
  common shares                       $18,937  $28,093   $42,656  $50,153
                                     ========  =======   =======  =======

COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common shares         96,310  104,875    96,274  104,875
Equivalent common shares from
  stock options                           129     -          197     -
Equivalent common shares from
  conversion of preferred stock         7,899     -        7,899     -
                                      -------  -------   -------  -------
Common and common equivalent
  shares                              104,338  104,875   104,370  104,875
                                      =======  =======   =======  =======

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle                $  0.18  $  0.27   $  0.41  $  0.45
Cumulative effect of change
  in accounting principle                 -        -         -       0.02
                                      -------  -------   -------  -------
Net income per common and
  common equivalent shares            $  0.18  $  0.27   $  0.41  $  0.47
                                      =======  =======   =======  =======